NEUBASE THERAPEUTICS, INC. S-8

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 3, 2019, except for Note 1 as to which the date is March 7, 2019, with respect to the audited consolidated financial statements of NeuBase Therapeutics, Inc. (formerly Ohr Pharmaceutical, Inc.) for the years ended September 30, 2018 and 2017. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
August 16, 2019